POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officer or Director of MONY Life Insurance Company of America (the “Company”), a stock life insurance company, hereby constitutes and appoints Dave S. Hattem, Kermitt J. Brooks, Ralph A. Petruzzo, Shane Daly, Robert Negron and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead, to execute and file any and all registration statements (and amendments thereto) by the Company or its separate accounts relating to annuity contracts and life insurance policies under the Securities Act of 1933 and/or the Investment Company Act of 1940, including but not limited to the “Registration Statements,” as defined below, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents being empowered to act with or without the others, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue hereof.

The “Registration Statements” covered by the Power of Attorney are defined to include the registration statements listed below:

MONY America Variable Account A (811-05166)

033-14362

033-20453

033-20696

333-59717

333-72632

333-91776

333-92066

Form N-4 registration statements to be filed as necessary.

MONY America Variable Account K (811-22886)

333-191149

333-191150

333-207014

333-229237

333-229238

Form N-6 registration statements to be filed as necessary.

MONY America Variable Account L (811-04234)

002-95990

033-82570

333-56969

333-64417

333-72578

333-72596

333-104162

333-134304

Form N-6 registration statements to be filed as necessary.

MLOA

MONY America Variable Account S (811-05100)

033-13183

Form N-6 registration statements to be filed as necessary.

MONY Life Insurance Company of America

333-210276

333-223704

333-229747

Form S-1 or S-3 registration statements to be filed, as necessary, for Market Value Adjustment interests under MONY Variable Annuity and MONY Custom Master contracts issued by MONY Life Insurance Company of America.

Form S-1 or S-3 registration statements to be filed, as necessary, for index-linked investment options to be offered with certain flexible premium variable life insurance policies. This includes, but is not limited to, the Market Stabilizer Option®.

Form S-1, S-3, N-4 or N-6 registration statements to be filed as necessary, including but not limited to any registration statements filed to continue the offering of, and/or register more securities for, any securities offered by the registration statements identified above.

Signature	Title

/s/ Daniel G. Kaye Daniel G. Kaye	Director	The undersigned has hereunto set his or her hand this 2nd day of August, 2019.

/s/ Kristi Matus Kristi Matus	Director	The undersigned has hereunto set his or her hand this 1st day of August, 2019.

/s/ Ramon de Oliveira Ramon de Oliveira	Chairman of the Board and Director	The undersigned has hereunto set his or her hand this 8th day of August, 2019.

/s/ Mark Pearson Mark Pearson	Chief Executive Officer and Director	The undersigned has hereunto set his or her hand this 1st day of August, 2019.

/s/ Bertram Scott Bertram Scott	Director	The undersigned has hereunto set his or her hand this 1st day of August, 2019.

/s/ George Stansfield George Stansfield	Director	The undersigned has hereunto set his or her hand this 1st day of August, 2019.

MLOA

Signature	Title

/s/ Charles G.T. Stonehill Charles G.T. Stonehill	Director	The undersigned has hereunto set his or her hand this 1st day of August, 2019.

/s/ Anders B. Malmstrom Anders B. Malmstrom	Senior Executive Director and Chief Financial Officer	The undersigned has hereunto set his or her hand this 1st day of August, 2019.

/s/ William Eckert William Eckert	Managing Director, Chief Accounting Officer and Controller	The undersigned has hereunto set his or her hand this 7th day of August, 2019.

MLOA